Exhibit 16.1

Soles, Heyn & Company

Accountants and Consultants

August 5, 2019

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated July 24, 2019 of Pacific Software,

Inc. to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained herein.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP

West Palm Beach, FL

_____________________________________________________________________________________

400 Executive Center Dr, Suite 203

West Palm Beach, FL 33401

Phone: 561-429-6625 www.solesheyncpa.com